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                                                                     EXHIBIT 5.1


June 5, 2001

SonicWALL, Inc.
1160 Bordeaux Drive
Sunnyvale, California 94089

                     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

  This opinion is furnished to you in connection with the registration statement on Form S-3 (the "Registration Statement") originally filed on May 17, 2001 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), as such registration statement may be amended, related to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus"), by SonicWALL, Inc., a California corporation (the "Company"), of up to 651,789 shares of the Company's common stock, no par value per share (the "Shares"). We understand that the Shares are to be sold by the selling shareholders as described in the Registration Statement.

  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings proposed to be taken by the Company in connection with the issuance of the Shares and proposed to be taken by the Company in connection with the Registration Statement, and for purposes of this opinion, have assumed such proceedings will be timely completed, in accordance with all requirements of applicable federal law and general corporate law of the State of California and in the manner presently proposed. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon the minutes of meetings of the shareholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Articles of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth. As to facts material to the opinion, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and directors and other representatives of the Company and others. In addition, we have obtained and relied upon certificates and assurances from public officials, as we have deemed necessary.

  In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

  We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States and the general corporate law of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

  Based upon and subject to the foregoing and the other qualifications set forth herein, we are of the opinion that the Shares have been duly and validly issued, and are fully paid and nonassessable.

  We assume for purposes of this opinion that the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of California, and had the corporate power and authority to issue and sell the Shares.

  This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.
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  We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus and any amendments thereto.


                                    Very truly yours,

                                    /s/  Gunderson Dettmer Stough Villeneuve
                                         Franklin & Hachigian, LLP

                                         GUNDERSON DETTMER STOUGH VILLENEUVE
                                         FRANKLIN & HACHIGIAN, LLP